UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

OWL ROCK TECHNOLOGY INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01445	87-1346173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sale of Equity Securities

On May 2, 2022, Owl Rock Technology Income Corp. (the “Company,” “we” or “us”) sold approximately 48.4 million unregistered shares of its Class I common stock to feeder vehicles primarily created to hold the Company’s Class I shares for gross proceeds of approximately $484 million. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”).

Item 5.03 Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year

On April 29, 2022, the Company amended its Amended and Restated Articles of Incorporation (such second amended and restated articles of incorporation, as further amended and restated, the “Articles of Amendment and Restatement”) in response to comments from certain state securities regulators and to clarify the application to the Company of the Omnibus Guidelines of the North American Securities Administrators Association. As amended, the Articles of Amendment and Restatement provide, among other things, that new directors appointed by the Board to fill a vacancy resulting from an increase in the number of directors, will serve until the next meeting of shareholders at which directors are elected and until his or her successor is duly elected and qualified.

On April 29, 2022, the Company’s shareholders adopted the Articles of Amendment and Restatement, which became effective immediately. The Articles of Amendment and Restatement were filed on April 29, 2022 with the Maryland Department of Assessments and Taxation.

The foregoing description of the Articles of Amendment and Restatement does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment and Restatement, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 29, 2022, the Company’s shareholders, acting by unanimous written consent in lieu of an annual meeting, (i) elected Craig W. Packer, Edward D’Alelio and Alan Kirshenbaum as members of the Company’s board of directors, each to serve until the 2025 annual meeting of shareholders and until their successors are duly elected and qualified and (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Item 8.01 Other Events.

Status of the Offering

The Company is currently publicly offering on a continuous basis up to $5 billion in Class S, Class D and Class I shares of common stock, par value $0.01 per share (the “Offering”). The terms of the Offering required the Company to deposit all subscription proceeds in escrow with UMB Bank, N.A., as escrow agent, until the Company received subscriptions aggregating at least $50 million in common shares (the “minimum offering requirement”).

As of May 2, 2022, the Company had satisfied the minimum offering requirement and had authorized the release of proceeds from escrow. As of such date, the Company issued and sold 53.4 million shares (consisting entirely of Class I shares; no Class S or Class D shares were issued or sold as of such date), and the escrow agent released net proceeds of approximately $534 million to the Company as payment for such shares.

A press release announcing the Company’s breaking of escrow is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

Exhibit No.	Description

3.1	Second Amended and Restated Articles of Incorporation, dated as of April 29, 2022

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWL ROCK TECHNOLOGY INCOME CORP.

Dated: May 2, 2022	By:	/s/ Bryan Cole
Name: Bryan Cole Title: Chief Operating Officer and Chief Financial Officer